Exhibit 1.2

PRICING AGREEMENT

November 9, 2015

Deutsche Bank Securities Inc.

Barclays Capital Inc.

HSBC Securities (USA) Inc.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

c/o Wells Fargo Securities, LLC

550 South Tyron Street

Charlotte, NC 28202

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated November 9, 2015 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Underwritten Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting

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Agreement so incorporated by reference shall be deemed to refer to you. Each reference to Securities Agreement shall be deemed to refer to the Indenture, dated as of November 9, 2001 between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)) (the “Senior Indenture”) and, as applicable, the Twenty-Eighth Supplemental Indenture and Twenty-Ninth Supplemental Indenture, each to be dated November 13, 2015, between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

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Very truly yours,

METLIFE, INC.

By:	/s/ Marlene B. Debel
	Name:	Marlene B. Debel
	Title:	Executive Vice President and Treasurer

[Signature page to Senior Notes Pricing Agreement]

Accepted as of the date hereof

on behalf of each of the Underwriters:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
	Name:	Anguel Zaprianov
	Title:	Managing Director

By:	/s/ Mary Hardgrove
	Name:	Mary Hardgrove
	Title:	Managing Director

[Signature page to Senior Notes Pricing Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Travis H. Barnes
	Name:	Travis H. Barnes
	Title:	Managing Director

[Signature page to Senior Notes Pricing Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
	Name:	Diane Kenna
	Title:	Managing Director

[Signature page to Senior Notes Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Jeremy Schwartz
	Name:	Jeremy Schwartz
	Title:	Managing Director

[Signature page to Senior Notes Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $500,000,000 3.600% Senior Notes due 2025 to be Purchased
Deutsche Bank Securities Inc.	$105,000,000
Barclays Capital Inc.	$105,000,000
HSBC Securities (USA) Inc.	$105,000,000
Wells Fargo Securities, LLC	$105,000,000
ANZ Securities, Inc.	$8,750,000
BNP Paribas Securities Corp.	$8,750,000
BNY Mellon Capital Markets, LLC	$8,750,000
Credit Agricole Securities (USA) Inc.	$8,750,000
ING Financial Markets LLC	$8,750,000
Mitsubishi UFJ Securities (USA), Inc.	$8,750,000
nabSecurities, LLC	$8,750,000
SMBC Nikko Securities America, Inc.	$8,750,000
MFR Securities, Inc.	$3,334,000
Samuel A. Ramirez & Company, Inc.	$3,333,000
The Williams Capital Group, L.P.	$3,333,000

Total	$500,000,000

Underwriters	Principal Amount of $750,000,000 4.600% Senior Notes due 2046 to be Purchased
Deutsche Bank Securities Inc.	$157,500,000
Barclays Capital Inc.	$157,500,000
HSBC Securities (USA) Inc.	$157,500,000
Wells Fargo Securities, LLC	$157,500,000
ANZ Securities, Inc.	$13,125,000
BNP Paribas Securities Corp.	$13,125,000
BNY Mellon Capital Markets, LLC	$13,125,000
Credit Agricole Securities (USA) Inc.	$13,125,000
ING Financial Markets LLC	$13,125,000
Mitsubishi UFJ Securities (USA), Inc.	$13,125,000
nabSecurities, LLC	$13,125,000
SMBC Nikko Securities America, Inc.	$13,125,000
MFR Securities, Inc.	$5,000,000
Samuel A. Ramirez & Company, Inc.	$5,000,000
The Williams Capital Group, L.P.	$5,000,000

Total	$750,000,000

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SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

November 9, 2015

Relating to

Preliminary Prospectus Supplement dated November 9, 2015 to

Prospectus dated November 15, 2013

Registration Statement No. 333-192366

MetLife, Inc.

$500,000,000 3.600% Senior Notes due 2025

$750,000,000 4.600% Senior Notes due 2046

Final Term Sheet

November 9, 2015

$500,000,000 3.600% Senior Notes due 2025

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	3.600% Senior Notes due 2025 (the “2025 Senior Notes”)

Aggregate Principal Amount:	$500,000,000

Price to the Public:	99.992% of principal amount plus accrued interest, if any, from November 13, 2015

Gross Underwriting Discount:	0.450%

Proceeds to Issuer Before Expenses:	$497,710,000

Maturity Date:	November 13, 2025

Pricing Date:	November 9, 2015

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Settlement Date:	November 13, 2015

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year

First Interest Payment Date:	May 13, 2016

Coupon:	3.600%

Benchmark Treasury:	UST 2.000% due August 15, 2025

Spread to Benchmark Treasury:	T + 125 bps

Benchmark Treasury Price and Yield:	96-30+; 2.351%

Yield to Maturity:	3.601%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:

At any time and from time to time prior to August 13, 2025, the 2025 Senior Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of the 2025 Senior Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date and the “Make-Whole Redemption Amount” calculated as described in the preliminary prospectus supplement at the rate of T + 20 bps.

At any time and from time to time on or after August 13, 2025, the 2025 Senior Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2025 Senior Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

SII-2

CUSIP/ISIN:	59156R BQ0 / US59156RBQ02

Joint Book-Running Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Wells Fargo Securities, LLC
Co-Managers:

ANZ Securities, Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

ING Financial Markets LLC

Mitsubishi UFJ Securities (USA), Inc.

nabSecurities, LLC

SMBC Nikko Securities America, Inc.

Junior Co-Managers:	MFR Securities, Inc. Samuel A. Ramirez & Company, Inc. The Williams Capital Group, L.P.

$750,000,000 4.600% Senior Notes due 2046

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	4.600% Senior Notes due 2046 (the “2046 Senior Notes”)

Aggregate Principal Amount:	$750,000,000

Price to the Public:	99.610% of principal amount plus accrued interest, if any, from November 13, 2015

Gross Underwriting Discount:	0.875%

Proceeds to Issuer Before Expenses:	$740,512,500

Maturity Date:	May 13, 2046

Pricing Date:	November 9, 2015

Settlement Date:	November 13, 2015

Interest Payment Dates:	Semi-annually on May 13 and November 13 of each year

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First Interest Payment Date:	May 13, 2016

Coupon:	4.600%

Benchmark Treasury:	3.000% due May 15, 2045

Spread to Benchmark Treasury:	T + 150 bps

Benchmark Treasury Price and Yield:	97-20; 3.124%

Yield to Maturity:	4.624%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:

At any time and from time to time prior to November 13, 2045, the 2046 Senior Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of the 2046 Senior Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date and the “Make-Whole Redemption Amount” calculated as described in the preliminary prospectus supplement at the rate of T + 25 bps.

At any time and from time to time on or after November 13, 2045, the 2046 Senior Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2046 Senior Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

CUSIP/ISIN:	59156R BR8 / US59156RBR84

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Joint Book-Running Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Wells Fargo Securities, LLC
Co-Managers:

ANZ Securities, Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

ING Financial Markets LLC

Mitsubishi UFJ Securities (USA), Inc.

nabSecurities, LLC

SMBC Nikko Securities America, Inc.

Junior Co-Managers:	MFR Securities, Inc. Samuel A. Ramirez & Company, Inc. The Williams Capital Group, L.P.

The offering of the 2025 Senior Notes is not conditioned on the completion of the offering of the 2046 Senior Notes, and vice versa. The Issuer may sell the 2025 Senior Notes or the 2046 Senior Notes or both.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847, Deutsche Bank Securities Inc. toll free at (800) 503-4611, HSBC Securities (USA) Inc. toll free at (866) 811-8049 or Wells Fargo Securities, LLC toll free at 1-800-326-5897.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters Purchase Price of 3.600% Senior Notes due 2025: 99.542% of the principal amount thereof

Underwriters Purchase Price of 4.600% Senior Notes due 2046: 98.735% of the principal amount thereof

Closing Date: November 13, 2015

Addresses for Notices, etc. to the Representatives:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate

Fax: (212) 797-2202, with a copy to General Counsel, Fax: (212) 797-4561

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: (646) 834-8133

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

Attention: Transaction Management Group

Wells Fargo Securities, LLC

550 South Tyron Street

Charlotte, NC 28202

Attention: Transaction Management

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